  AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 19, 1997

                                                             FILE NO. 333-32755
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                --------------
                                 PRE-EFFECTIVE

                             AMENDMENT NO. 2
                                      TO
                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER

                          THE SECURITIES ACT OF 1933

                                --------------
                   WEEKS CORPORATION AND WEEKS REALTY, L.P.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                --------------
      WEEKS CORPORATION--GEORGIA            WEEKS CORPORATION--58-1525322
      WEEKS REALTY, L.P.--GEORGIA          WEEKS REALTY, L.P.--58-2121388
    (STATE OR OTHER JURISDICTION OF     (I.R.S. EMPLOYER IDENTIFICATION NO.)
    INCORPORATION OR ORGANIZATION)

                                4497 PARK DRIVE
                            NORCROSS, GEORGIA 30093
                                (770) 923-4076
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                --------------
                               A. RAY WEEKS, JR.
                               WEEKS CORPORATION
                                4497 PARK DRIVE
                            NORCROSS, GEORGIA 30093
                                (770) 923-4076
(NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                                --------------
                                WITH A COPY TO:
                           JOHN J. KELLEY III, ESQ.
                                KING & SPALDING
                             191 PEACHTREE STREET
                          ATLANTA, GEORGIA 30303-1763
                                (404) 572-4600

                                --------------
  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement.

                                --------------
  If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]
  If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]
  THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                                --------------
                        CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                                   PROPOSED MAXIMUM
                                                      AGGREGATE      AMOUNT OF
       TITLE OF EACH CLASS OF        AMOUNT TO BE      OFFERING     REGISTRATION
    SECURITIES TO BE REGISTERED      REGISTERED(1)   PRICE(2)(3)       FEE(4)
--------------------------------------------------------------------------------
Weeks Corporation
--------------------------------------------------------------------------------
 Preferred Stock(5)................
--------------------------------------------------------------------------------
 Common Stock(5)...................  $300,000,000    $300,000,000
--------------------------------------------------------------------------------
 Common Stock Warrants(5)..........
--------------------------------------------------------------------------------
Weeks Realty, L.P.
--------------------------------------------------------------------------------
 Debt Securities...................  $300,000,000    $300,000,000
--------------------------------------------------------------------------------
Total..............................  $600,000,000    $600,000,000     $181,819

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
(Footnotes continued on following page)
                                --------------

  THIS PRE-EFFECTIVE AMENDMENT NO. 2 TO REGISTRATION STATEMENT ON FORM S-3 IS BEING FILED TO SUPPLEMENT THE REGISTRANTS' PRE-EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION STATEMENT ON FORM S-3 (THE "PREVIOUS FILING") IN ORDER TO INCLUDE CERTAIN DATA WHICH WAS INADVERTENTLY OMITTED FROM THE PREVIOUS FILING AS THE RESULT OF AN EDGAR CODING ERROR.

  THE PROSPECTUS CONTAINED IN THIS REGISTRATION STATEMENT RELATES TO AND CONSTITUTES A POST-EFFECTIVE AMENDMENT TO THE REGISTRATION STATEMENT ON FORM S-3 (NO. 333-18307) OF WEEKS CORPORATION, AND IT IS INTENDED TO BE THE COMBINED PROSPECTUS REFERRED TO IN RULE 429 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

(Footnotes continued from previous page)

(1) The amount to be registered consists of up to $300,000,000 of an indeterminate amount of Common Stock, Preferred Stock and/or Common Stock Warrants to be issued by Weeks Corporation and/or up to $300,000,000 non-convertible investment grade Debt Securities to be issued by Weeks Realty, L.P. Pursuant to Rule 429 under the Securities Act of 1933, as amended, this amount includes $187,097,700 of securities being carried forward from the earlier Registration Statement of Weeks Corporation on Form S-3 (No. 333-18307), which have not been sold. There is also being registered hereunder such currently indeterminate number of shares of Common Stock as may be issued upon conversion of the Preferred Stock or upon exercise of the Common Stock Warrants registered hereby.
(2) Estimated solely for the purpose of calculating the registration fee. Includes any consideration that will be received for Common Stock issued upon conversion of Preferred Stock or upon exercise of the Common Stock Warrants.
(3) The proposed maximum offering price per unit (a) has been omitted pursuant to General Instruction II.D. of Form S-3 and (b) will be determined from time to time by the Registrants in connection with the issuance by the Registrants of the Securities registered hereunder.
(4) Pursuant to Rule 429 under the Securities Act of 1933, as amended, the amount of $187,097,700 of Preferred Stock, Common Stock and Common Stock Warrants covered by the earlier Registration Statement of Weeks Corporation on Form S-3 (No. 333-18307) is being carried forward and the corresponding registration fee of $56,696 was previously paid at the time of filing. The registration fee has been calculated in accordance with Rule 457(o) under the Securities Act.
(5) In no event will the aggregate initial price of Preferred Stock, Common Stock, and Common Stock Warrants registered under this Registration Statement exceed $300,000,000.

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS PRE-EFFECTIVE AMENDMENT NO. 2 TO FORM S-3 TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN NORCROSS, GEORGIA ON THE 19TH DAY OF SEPTEMBER, 1997.

                                          Weeks Corporation

                                                   /s/ David P. Stockert
                                          By: _________________________________
                                                     DAVID P. STOCKERT
                                              SENIOR VICE PRESIDENT AND CHIEF
                                                     FINANCIAL OFFICER

                                          Weeks Realty, L.P.

                                                 Weeks GP Holdings, Inc.,
                                          By: _________________________________
                                                    as General Partner

                                                   /s/ David P. Stockert
                                          By: _________________________________
                                                     DAVID P. STOCKERT
                                              SENIOR VICE PRESIDENT AND CHIEF
                                                     FINANCIAL OFFICER

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS PRE-EFFECTIVE AMENDMENT NO. 2 TO FORM S-3 HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED BELOW AS OF THE 19TH DAY OF SEPTEMBER, 1997.


            SIGNATURE                                   TITLE
            ---------                                   -----
                *                  Chairman of the Board and Chief Executive
_________________________________   Officer and a Director (Principal Executive
        A. RAY WEEKS, JR.           Officer)

                *                  Vice Chairman of the Board and Chief Investment
_________________________________   Officer and a Director
       THOMAS D. SENKBEIL

                *                  President and a Director
_________________________________
       FORREST W. ROBINSON

                *                  Managing Director and a Director
_________________________________
       JOHN W. NELLEY, JR.

                *                  Managing Director and a Director
_________________________________
        HAROLD S. LICHTIN

                *                  Vice President and Controller (Principal
_________________________________   Accounting Officer)
         ARTHUR J. QUIRK

                *                  Director
_________________________________
      BARRINGTON H. BRANCH

                *                  Director
_________________________________
        GEORGE D. BUSBEE

                *                  Director
_________________________________
        CHARLES R. EITEL

                *                  Director
_________________________________
        William O. McCoy
                *                  Director
_________________________________
      William Cavanaugh III



*By:  /s/ David P. Stockert        Senior Vice President and Chief Financial
     ----------------------         Officer
       David P. Stockert


                                     II-10